UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Marshall Edwards, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Marshall Edwards, Inc.
140 Wicks Road
North Ryde, New South Wales 2113
Australia

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 29, 2010

To Our Stockholders:

What:	Special Meeting of Stockholders
When:	March 29, 2010 at 1:00 p.m., Pacific Time
Where:	Offices of Morgan Lewis & Bockius, One Market, Spear Street Tower, San Francisco, California 94105
Why:	At this Special Meeting, we plan to consider and vote upon the proposal listed below and any other matters that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

Proposal No. 1:  A proposal to amend our Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock at the 1-for-10 reverse split ratio.

The close of business on February 24, 2010 has been fixed as the record date for determining those Marshall Edwards stockholders entitled to vote at the Special Meeting. Accordingly, only stockholders of record at the close of business on that date will receive this notice of, and be eligible to vote at, the Special Meeting and any adjournment or postponement of the Special Meeting. The item of business listed above is more fully described in the Proxy Statement that accompanies this notice.

The Marshall Edwards Board of Directors recommends that you vote “FOR” the above proposal.

Your vote is important.  Please read the proxy statement and the instructions on the enclosed proxy card and then, whether or not you plan to attend the Special Meeting in person, and no matter how many shares you own, please submit your proxy promptly in accordance with the instructions on the enclosed proxy card, or by signing, dating and returning your proxy card in the postage paid envelope provided. This will not prevent you from voting in person at the Special Meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

You may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by executing a later-voted proxy or by voting by ballot at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy.

BY ORDER OF THE BOARD OF DIRECTORS

David Seaton
Chief Executive Officer

          , 2010

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting to be Held on March 29, 2010:

The Company’s Proxy Statement are available on the website at http//www.proxydocs.com/mshl.

Page
PROXY STATEMENT	1
Date, Time and Place	1
Purpose of the Special Meeting	1
Record Date; Shares Outstanding and Entitled to Vote	1
How to Vote Your Shares and Change Your Vote	1
Proxies; Counting Your Vote	2
Abstentions and Broker “Non-Votes”	2
Quorum and Required Votes	3
Solicitation of Proxies	3
Recommendation of the Marshall Edwards Board of Directors	3
QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT	4
PROPOSAL NO. 1 APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT THE 1-FOR-10 REVERSE SPLIT RATIO	7
Reasons for the Reverse Stock Split	7
Effects of the Reverse Stock Split	8
General	8
Effectiveness of Reverse Stock Split	8
Effect on Marshall Edwards’s Stock Plan	8
Effect on Authorized Shares of Common Stock and Preferred Stock	9
Effect on Par Value	9
Reduction In Stated Capital	9
No Going Private Transaction	9
Book-Entry Shares	9
Exchange of Stock Certificates	10
Fractional Shares	10
No Appraisal Rights	11
Certain Federal Income Tax Consequences of the Reverse Stock Split	11
U.S. Holders	12
Non-U.S. Holders	12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF MARSHALL EDWARDS	14
FUTURE MARSHALL EDWARDS STOCKHOLDER PROPOSAL	16
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	16
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	16
INCORPORATION BY REFERENCE	16
OTHER MATTERS	17
ANNEX A	A-1

i

MARSHALL EDWARDS, INC.
140 Wicks Road
North Ryde, New South Wales 2113
Australia

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 29, 2010

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Marshall Edwards, Inc. (the “Company”) to be used at the Special Meeting of Stockholders to be held on March 29, 2010 (the “Special Meeting”), and at any adjournment thereof, for the purpose set forth in the accompanying Notice of Special Meeting (the “Proxy Statement”).

Date, Time and Place

A Special Meeting of Marshall Edwards stockholders will be held at 1:00 p.m., Pacific Time, on March 29, 2010 at the offices of Morgan Lewis & Bockius, One Market, Spear Street Tower, San Francisco, California 94105. This Proxy Statement is intended to be first mailed or otherwise delivered to stockholders on or about February 26, 2010.

Purpose of the Special Meeting

The purpose of the Special Meeting is to consider and vote on the following proposal:

Proposal No. 1:  A proposal to amend our Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock at the 1-for-10 reverse split ratio.

At the Special Meeting, Marshall Edwards stockholders will also be asked to consider and vote on any other matters that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting. At this time, our Board of Directors is unaware of any matters, other than that set forth above, that may properly come before the Special Meeting.

Record Date; Shares Outstanding and Entitled to Vote

The close of business on February 24, 2010 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Special Meeting. Only holders of shares of the Company’s common stock, $0.00000002 par value per share (the “Common Stock”) as of the Record Date are entitled to notice of and to vote at the Special Meeting. Each share of Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Special Meeting. On the Record Date, there were 73,463,233 shares of Common Stock outstanding and entitled to vote and no shares of preferred stock outstanding and entitled to vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL STOCKHOLDERS MEETING TO BE HELD ON March 29, 2010.

How to Vote Your Shares and Change Your Vote

The Proxy Statement and the directions to the Special Meeting are available at http://www.proxydocs.com/mshl.

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services LLC, you are considered the “stockholder of record” of those shares and this Proxy Statement and the accompanying materials are being sent directly to you by the Company.

If you are a stockholder of record (also called a registered stockholder) you can vote your shares in person at the Special Meeting or you can vote by proxy by completing and returning the enclosed proxy card. Whichever method you use, each valid proxy received in time will be voted at the Special Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on March 26, 2010. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this Proxy Statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account.

If you are a beneficial owner of shares held in street name, you are invited to attend the Special Meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the Special Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the Special Meeting, you may vote your shares according to the voting instructions that you receive from your broker, bank or nominee.

You may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by executing a later-voted proxy or by voting by ballot at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy.

If you hold your shares in your own name, you may submit a proxy by mail or vote by attending the Special Meeting and voting in person.

Proxies; Counting Your Vote

If you provide specific voting instructions, your shares will be voted at the Special Meeting in accordance with your instructions. If you hold shares in your name and sign and return a proxy card or submit a proxy without giving specific voting instructions, your shares will be voted as follows:

•	“FOR” approval of the amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock at the 1-for-10 reverse split ratio.

At this time we are unaware of any matters, other than that set forth above, that may properly come before the Special Meeting. If any other matters properly come before the Special Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Special Meeting or any adjournment or postponement of the Special Meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

The persons named in the enclosed proxy, or their duly constituted substitutes acting at the Special Meeting or any adjournment or postponement of the Special Meeting, may propose and vote for one or more adjournments or postponements of the Special Meeting, including adjournments or postponements to permit further solicitations of proxies. Proxies solicited may be voted only at the Special Meeting and any adjournment or postponement of the Special Meeting and will not be used for any other Marshall Edwards meeting of stockholders.

Officers of Marshall Edwards will serve as proxy tabulator and count the votes. The results will be certified by the inspectors of election.

Abstentions and Broker “Non-Votes”

An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. However, an abstention with respect to a matter submitted to a vote of stockholders will not be counted as having been voted for or against the matter. Because approval of the proposal to be voted on at the Special Meeting requires a majority of the outstanding shares, an abstention with respect to any of the matters scheduled for a vote at the Special Meeting will have the same effect as a vote “Against” the proposal.

A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares so the broker is unable to vote those uninstructed shares. Brokers will have discretionary voting power to vote on Proposal No. 1, so we do not anticipate any broker non-votes. However, shares that are the subject of a broker non-vote are included for quorum purposes, but a broker non-vote with respect to a proposal will not be counted as a vote “cast” for or against the proposal. Because approval of the proposal to be voted on at the Special Meeting requires a majority of the outstanding shares, a broker non-vote with respect to any of the matters scheduled for a vote at the Special Meeting will have the same effect as a vote “Against” the proposal.

Quorum and Required Votes

In deciding all matters that come before the Special Meeting, each holder of Common Stock as of the Record Date is entitled to one vote per share of Common Stock. The holders of the Common Stock vote as a single class.

The presence, in person or by proxy, of the holders of one-third of the shares of the Common Stock issued and outstanding and entitled to vote at the Special Meeting will constitute a quorum. Proxies marked “Abstain” and broker “non-votes” will be treated as shares that are present for purposes of determining the presence of a quorum.

Proposal No. 1:  Proposal No. 1 to approve the amendment our Restated Certificate of Incorporation to effect a reverse stock split requires the affirmative vote of a majority of the outstanding shares. Any shares not voted (whether by abstention or otherwise) will have the same effect as a vote “Against” the proposal.

Our largest stockholder, Novogen Limited, which holds 71.3% of the Common Stock outstanding, (“Novogen”) has indicated that it intends to vote in favor of the above proposal. See the section entitled “Security Ownership of Certain Beneficial Owners and Management of Marshall Edwards” beginning on page 14. If Novogen votes all of its shares in favor of the proposal as it has indicated, the proposal will be approved.

All share numbers in this Proxy Statement do not take into account the effect of the proposed amendments to our Restated Certificate of Incorporation, unless otherwise expressly indicated.

Solicitation of Proxies

We are soliciting proxies from stockholders on behalf of our Board of Directors and will pay for all costs incurred by it in connection with the solicitation. In addition to solicitation by mail, the directors, officers and employees of Marshall Edwards and its subsidiaries may solicit proxies from our stockholders in person or by telephone, facsimile, e-mail or other electronic methods without additional compensation other than reimbursement for their actual expenses.

Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Recommendation of the Marshall Edwards Board of Directors

The Marshall Edwards Board of Directors, by unanimous vote of those directors present, has approved the amendment to the Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock at the 1-for-10 reverse split ratio.

The Marshall Edwards Board of Directors recommends that you vote “FOR” approval of the amendment to our Restated Certificate of Incorporation.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on March 29, 2010. The proxy statement is available at http://www.proxydocs.com/mshl.

If you have any questions about voting your shares or would like to obtain directions to attend the Special Meeting, please contact David Seaton:
Marshall Edwards, Inc.
140 Wicks Road
North Ryde, New South Wales 2113
Australia
Telephone: +61 2 9878 0088

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT

Q1:	What am I voting on?

A1:	You are voting on one proposal:

Proposal No. 1: Amendment of our Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock at the 1-for-10 reverse split ratio.

Q2:	Who is soliciting my proxy to vote on the proposal?

A2:	Our Board of Directors is requesting your proxy to vote on the proposal.

Q3:	How does the Marshall Edwards Board of Directors recommend that I vote?

A3:	Our Board of Directors recommends that you vote “FOR” the proposal.

Q4:	Why does Marshall Edwards need to hold this vote?

A4:	In September 2009, we were notified in writing by Nasdaq that the trading price of our Common Stock was below the criteria of Nasdaq’s continued listing standards, as the average per share closing price of our Common Stock over a consecutive 30-trading day period was less than $1.00. The letter stated that we have a six-month cure period or until March 15, 2010 to bring the price of our Common Stock above $1.00 for 10 consecutive trading days. The letter further stated that in the event a $1.00 share price is not attained for 10 consecutive trading days at the expiration of the six-month cure period, Nasdaq will commence suspension and delisting procedures. Nasdaq has reserved the right to reevaluate its continued listing determinations relating to companies who are notified of non-compliance like Marshall Edwards with respect to Nasdaq’s qualitative listing standards, including if our shares trade at sustained levels that are considered to be abnormally low.

Our Board of Directors has determined that an amendment to our Restated Certificate of Incorporation to effect a reverse stock split is necessary to promote the continued listing of our common stock on Nasdaq and is in the best interests of our stockholders. Pursuant to the law of our state of incorporation, Delaware, our Board of Directors must adopt any amendment to our Restated Certificate of Incorporation and submit the amendment to stockholders for approval. Accordingly, our Board of Directors is requesting your proxy to vote “FOR” Proposal No. 1.

Q5:	What vote is required to approve the reverse stock split?

A5:	Proposal No. 1 requires the affirmative vote of a majority of the outstanding shares.

Q6:	What effect will the reverse stock split have on our issued and outstanding shares of Common Stock?

A6:	If the reverse stock split is approved by our stockholders, we will exchange one new share of Common Stock for ten outstanding shares of Common Stock. When the reverse stock split becomes effective, the number of our outstanding shares of Common Stock will be reduced proportionately to the reverse split ratio, but the value of each share of Common Stock will be proportionately increased by that same ratio. We will not issue any fractional shares of Common Stock. Stockholders who would otherwise hold fractional shares of Common Stock as a result of the reverse stock split will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares of Common Stock from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares of Common Stock are held in certificated form, the surrender of all old stock certificate(s) (“Old Certificate(s)”), in an amount equal to the proceeds attributable to the sale of such fractional shares of Common Stock following the aggregation and sale by our transfer agent of all fractional shares of Common Stock otherwise issuable. The reverse stock split will not impact the market value of our company as a whole, although the market value of our Common Stock may move up or down once the reverse stock split is effective.

Q7:	How will the reverse stock split impact Marshall Edwards’s Stock Plan?

A7:	Our Compensation Committee has approved proportionate adjustments to the number of shares of Common Stock outstanding and available for issuance under Marshall Edwards’s Stock Plan (defined below) and to the exercise price, grant price or purchase price relating to any award under the Stock Plan, using the same split ratio, if the reverse stock split is effected, pursuant to existing authority granted to such Committee under the Stock Plan.

Q8:	What are the mechanics of the reverse stock split?

A8:	Assuming the reverse stock split is approved by our stockholders, this is how it will work:

• If your shares are held in “street name” — that is, through an account at a brokerage firm, bank, dealer, or other similar organization — the number of shares of Common Stock you hold will automatically be adjusted to reflect the reverse stock split.

• If your shares are registered directly in your name with our transfer agent and your shares are held in book-entry form (i.e. your shares of Common Stock are not represented by a physical stock certificate), the number of shares of Common Stock you hold will automatically be adjusted to reflect the reverse stock split. You will be sent a transmittal letter by our transfer agent. You will need to return to our transfer agent a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares of Common Stock or any other distributions, if any, that may be declared and payable to holders of record.

• If your shares of Common Stock are registered directly in your name with our transfer agent and your shares are held in certificated form (i.e. your shares of Common Stock are represented by one or more physical stock certificates), you will receive a transmittal letter asking you to surrender your Old Certificate(s) representing pre-split shares of Common Stock in exchange for a new certificate (“New Certificate”) representing post-split shares. You will need to return to our transfer agent a properly completed and duly executed transmittal letter, together with your Old Certificate(s), in order to receive a New Certificate and any cash payment in lieu of fractional shares of Common Stock or any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

Whether your shares of Common Stock are held in street name or directly, we will not issue fractional shares of Common Stock to you. Stockholders who would otherwise hold fractional shares of Common Stock as a result of the reverse stock split will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares of Common Stock from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares of Common Stock are held in certificated form, the surrender of all Old Certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares of Common Stock following the aggregation and sale by our transfer agent of all fractional shares of Common Stock otherwise issuable.

Any cash due to you in exchange for fractional shares of Common Stock will be paid to you as follows:

• If your shares of Common Stock are held in street name, payment for the fractional shares of Common Stock will be deposited directly into your account with the organization holding your shares of Common Stock.

• If your shares of Common Stock are registered directly in your name with our transfer agent, whether you hold your shares in certificated or uncertificated form, payment for the fractional shares of Common Stock will be made by check, sent to you directly from our transfer agent upon receipt of your properly completed and duly executed transmittal letter and, where your shares of Common Stock are held in certificated form, the surrender of your Old Certificate(s).

Q9:	After the reverse stock split, I will have an “odd lot” of fewer than 100 shares of Common Stock. Will I be able to sell the “odd lot”?

A9:	The reverse stock split may result in some stockholders owning “odd lots” of fewer than 100 shares on a post-split basis. You will be able to sell the odd lots, but odd lot sales may result in higher transaction costs per share of Common Stock than “round lot” sales, which are sales of even multiples of 100 shares of Common Stock.

Q10:	Are there any dissenter’s rights or appraisal rights?

A10:	Pursuant to applicable Delaware law, there are no dissenter’s or appraisal rights relating to the matters to be acted upon at the Special Meeting.

Q11:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A11:	If your shares of Common Stock are held in the name of a bank or broker or other nominee, you will receive separate instructions from your bank, broker or other nominee describing how to vote your shares of Common Stock. Please check with your bank or broker and follow the voting procedures your bank or broker provides.

You should instruct your bank, broker or other nominee how to vote your shares of Common Stock. If your broker does not receive voting instructions from you regarding the proposal, Nasdaq rules grant your broker discretionary authority to vote your shares of Common Stock.

Q12:	May I change my vote after I have mailed my signed proxy card?

A12:	Yes. You may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by executing a later-voted proxy or by voting by ballot at the Special Meeting. You may print a new proxy card by accessing the electronic version of this Proxy Statement available on our website at http://www.proxydocs.com/mshl. You must submit your new proxy card to Computer Share Trust Company N.A., P.O. Box 437070, Providence, Rhode Island 02940-3070.

You can also attend the Special Meeting and vote in person. Simply attending the Special Meeting, however, will not revoke your proxy. To revoke your earlier proxy, you must vote at the Special Meeting.

If you have instructed a broker to vote your shares of Common Stock, the preceding instructions do not apply, and you must follow the voting procedures received from your broker to change your vote.

Q13:	If I want to attend the Special Meeting, what do I do?

A13:	You should come to the offices of Morgan Lewis & Bockius, One Market, Spear Street Tower, San Francisco, California 94105, at 1:00 p.m. Pacific Time, on March 29, 2010. Stockholders of record as of the Record Date for the Special Meeting (March 29, 2010) can vote in person at the Special Meeting. If your shares of Common Stock are held in street name, then you are not the stockholder of record and you must ask your bank, broker or other nominee holder how you can vote in person at the Special Meeting.

Q14:	Who can help answer my questions?

A14:	If you have any questions or need assistance in voting your shares of Common Stock or questions regarding the Special Meeting, please contact David Seaton at:

Marshall Edwards, Inc.
140 Wicks Road
North Ryde, New South Wales 2113
Australia
Telephone: +61 2 9878 0088

PROPOSAL NO. 1

APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT THE 1-FOR-10 REVERSE SPLIT RATIO

Our Board of Directors has unanimously adopted and is submitting for stockholder approval an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock at a 1-for-10 reverse split ratio. Pursuant to the law of our state of incorporation, Delaware, our Board of Directors must adopt any amendment to our Restated Certificate of Incorporation and submit the amendment to stockholders for their approval. The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve Proposal No. 1.

The form of the proposed amendment to our Restated Certificate of Incorporation to effect the reverse stock split of our Common Stock is attached to this Proxy Statement as Annex A. The amendment will effect a reverse stock split of our Common Stock at the 1-for-10 reverse split ratio. Our Board of Directors may determine in its discretion not to proceed with the reverse stock split.

To avoid the existence of fractional shares of our Common Stock, stockholders who would otherwise hold fractional shares of Common Stock as a result of the reverse stock split will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares of Common Stock from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares of Common Stock are held in certificated form, the surrender of all Old Certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares of Common Stock following the aggregation and sale by our transfer agent of all fractional shares of Common Stock otherwise issuable.

At the close of business on February   , 2010, we had 73,463,233 shares of Common Stock issued and outstanding. Based on the number of shares of common stock currently issued and outstanding, immediately following the completion of the reverse stock split, and, for illustrative purposes only, assuming a 1-for-10 reverse stock split, we would have approximately 7,346,323 shares of Common Stock issued and outstanding (without giving effect to the treatment of fractional shares of Common Stock). We do not expect the reverse stock split itself to have any economic effect on our stockholders or holders of options, except to the extent the reverse stock split will result in fractional shares as discussed below.

Reasons for the Reverse Stock Split

Our Board of Directors authorized the reverse split of our Common Stock with the primary intent of increasing the price of our Common Stock in order to meet Nasdaq’s price criteria for continued listing on that exchange. Our Common Stock is publicly traded and listed on Nasdaq under the symbol “MSHL.” Our Board of Directors believes that, in addition to increasing the price of our Common Stock, the reverse stock split would also reduce certain of our costs, such as Nasdaq listing fees, and make our Common Stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the reverse stock split is in the Company’s and our stockholders’ best interests.

In September 2009, we were notified in writing by Nasdaq that the trading price of Our Common Stock was below the criteria of Nasdaq’s continued listing standards, as the average per share closing price of our Common Stock over a consecutive 30-trading day period was less than $1.00. The letter stated that we have a six-month cure period or until March 15, 2010 to bring the price of our Common Stock above $1.00 for 10 consecutive trading days. The letter further stated that in the event a $1.00 share price is not attained for 10 consecutive trading days at the expiration of the six-month cure period, Nasdaq will commence suspension and delisting procedures. Nasdaq has reserved the right to reevaluate its continued listing determinations relating to companies who are notified of non-compliance like Marshall Edwards with respect to Nasdaq’s qualitative listing standards, including if our shares of Common Stock trade at sustained levels that are considered to be abnormally low.

In addition to bringing the price of our Common Stock back above $1.00, we also believe that the reverse stock split will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, some investors may view the reverse stock split negatively since it reduces the number of shares of Common Stock available in the public market.

Reducing the number of outstanding shares of our Common Stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the reverse stock split or that the market price of our Common Stock will not decrease in the future.

Effects of the Reverse Stock Split

General

If the reverse stock split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of our Common Stock based on the 1-for-10 reverse stock split ratio. Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our Common Stock under the Exchange Act or the listing of our Common Stock on Nasdaq. Following the reverse stock split, our Common Stock will continue to be listed on Nasdaq under the symbol “MSHL,” although it will be considered a new listing with a new CUSIP number.

Proportionate voting rights and other rights of the holders of our Common Stock will not be affected by the reverse stock split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our Common Stock after the reverse stock split. The number of stockholders of record will not be affected by the reverse stock split (except to the extent any are cashed out as a result of holding fractional shares of Common Stock). If approved and implemented, the reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our Common Stock. Odd lot shares of Common Stock may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares of Common Stock. Our Board of Directors believes, however, that these potential effects are outweighed by the benefits of the reverse stock split.

Effectiveness of Reverse Stock Split

The reverse stock split, if approved by our stockholders, would become effective upon the filing and effectiveness (the “Effective Time”) of a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. It is expected that such filing will take place promptly following the Special Meeting, assuming the stockholders approve the amendment. However, the exact timing of the filing of the amendment will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the Certificate of Amendment, our Board of Directors, in its sole discretion, determines that it is no longer in our Company’s best interests and the best interests of our stockholders to proceed with the reverse stock split.

Effect on Marshall Edwards’s Stock Plan

As of February   , 2010, we had approximately 50,000 shares subject to stock options outstanding under our 2008 Stock Omnibus Equity Compensation Plan (the “Stock Plan”). The Compensation Committee of our Board of

Directors has sole discretion to determine the appropriate adjustment to the awards granted under our Stock Plan in the event of a stock split. Should the reverse stock split be effected, the Compensation Committee of our Board of Directors has approved proportionate adjustments to the number of shares of Common Stock outstanding and available for issuance under Marshall Edwards’s Stock Plan and proportionate adjustments to the exercise price, grant price or purchase price relating to any award under the Stock Plan. The Compensation Committee will determine the treatment of fractional shares of Common Stock subject to stock options under the Stock Plan.

Accordingly, if the reverse stock split is approved by our stockholders, upon the filing of an amendment to our Restated Certificate of Incorporation with the Delaware Secretary of State, the number of all outstanding equity awards, the number of shares of Common Stock available for issuance and the exercise price, grant price or purchase price relating to any award under Marshall Edwards’s Stock Plan will be proportionately adjusted using the 1-for-10 reverse split ratio (subject to the treatment of fractional shares of Common Stock to be determined by our Compensation Committee). The Compensation Committee has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes to our Stock Plan. For example, if a 1-for-10 reverse stock split is effected, the 6,950,000 shares of Common Stock that remain available for issuance under the Stock Plan as of February   , 2010, would be adjusted to 695,000 shares, subject to increase as and when awards made under such Plan expire or are forfeited and are returned per the terms of such Plan. In addition, the exercise price per share of Common Stock under each stock option would be increased by 10 times, such that upon an exercise, the aggregate exercise price payable by the optionee to the company would remain the same. For illustrative purposes only, an outstanding stock option for 3,000 shares of Common Stock, exercisable at $1.00 per share of Common Stock, would be adjusted as a result of a 1-for-10 reverse split ratio into an option exercisable for 300 shares of Common Stock at an exercise price of $10.00 per share.

Effect on Authorized Shares of Common Stock and Preferred Stock

Currently, we are authorized to issue up to a total of 113,100,000 shares, comprising 113,000,000 shares of Common Stock, of which 73,463,233 shares of Common Stock were issued and outstanding as of February   , 2010, and 100,000 shares of preferred stock, of which no shares were issued and outstanding as of February   , 2010. The proposed amendments to our Restated Certificate of Incorporation will not affect the number of authorized shares of Common Stock or preferred stock.

Effect on Par Value

The proposed amendments to our Restated Certificate of Incorporation will not affect the par value of our Common Stock, which will remain at $0.00000002, or the par value of our preferred stock, which will remain at $0.01.

Reduction In Stated Capital

As a result of the reverse stock split, upon the Effective Time, the stated capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of our Common Stock multiplied by the aggregate number of shares of our Common Stock issued and outstanding, will be reduced in proportion to the size of the reverse stock split. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of our Common Stock, shall be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of Common Stock following the proposed reverse stock split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Book-Entry Shares of Common Stock

If the reverse stock split is effected, stockholders who hold uncertificated shares of Common Stock (i.e. shares of Common Stock held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent through Nasdaq’s Direct

Registration System (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the reverse stock split.

Stockholders who hold uncertificated shares of Common Stock as direct owners will be sent a transmittal letter by our transfer agent and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares of Common Stock or any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

Exchange of Stock Certificates

If the reverse stock split is effected, stockholders holding certificated shares of Common Stock (i.e. shares of Common Stock represented by one or more physical stock certificates) will be required to exchange their Old Certificate(s) for New Certificate(s) representing the appropriate number of shares of our Common Stock resulting from the reverse stock split. Stockholders of record upon the Effective Time will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificate(s) at the appropriate time by our transfer agent. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the Effective Time, our transfer agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for New Certificate(s). Pursuant to applicable rules of Nasdaq, your Old Certificate(s) representing pre-split shares of Common Stock cannot be used for either transfers or deliveries made on Nasdaq; thus, you must exchange your Old Certificate(s) for New Certificate(s) in order to effect transfers or deliveries of your shares of Common Stock on Nasdaq.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW.  YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

As soon as practicable after the surrender to the transfer agent of any Old Certificate(s), together with a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such Old Certificate(s) had been issued a New Certificate registered in the name of such person.

Until surrendered as contemplated herein, a stockholder’s Old Certificate(s) shall be deemed at and after the Effective Time to represent the number of full shares of our Common Stock resulting from the reverse stock split. Until stockholders have returned their properly completed and duly executed transmittal letter and surrendered their Old Certificate(s) for exchange, stockholders will not be entitled to receive any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

Any stockholder whose Old Certificate(s) have been lost, destroyed or stolen will be entitled to a New Certificate only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Certificate, except that if any New Certificate is to be issued in a name other than that in which the Old Certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares of Common Stock

We do not currently intend to issue fractional shares of Common Stock in connection with the reverse stock split. Therefore, we do not expect to issue certificates representing fractional shares of Common Stock. Stockholders who would otherwise hold fractional shares of Common Stock because the number of shares of Common Stock they hold before the reverse stock split is not evenly divisible by the 1-for-10 reverse split ratio will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares of Common Stock from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares of Common Stock are held in certificated form, the surrender of all Old Certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares of Common Stock following the aggregation and sale by our transfer agent of all fractional shares of Common Stock otherwise issuable. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment. Marshall Edwards will be responsible for any brokerage fees or commissions related to the transfer agent’s selling in the open market shares of Common Stock that would otherwise be fractional shares of Common Stock.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the completion of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with our transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the reverse stock split described in this Proposal No. 1, and we will not independently provide our stockholders with any such rights.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse stock split that may be relevant to (i) holders of our common stock that hold such stock as a capital asset for federal income tax purposes and (ii) to us. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This discussion does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our Common Stock in connection with employment or other performance of services; or (xi) U.S. expatriates. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than federal income taxation. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the reverse stock split and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of Our Common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person. A “Non-U.S. Holder” is a beneficial owner (other than a partnership) of shares of our Common Stock who is not a U.S. Holder.

U.S. Holders

The reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of our Common Stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our Common Stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Common Stock), and such U.S. Holder’s holding period (i.e. acquired date) in the shares of our Common Stock received should include the holding period in the shares of our Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the reverse stock split. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares of Common Stock.

A U.S. Holder who receives cash in lieu of a fractional share of Our Common stock pursuant to the reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our Common Stock surrendered that is allocated to such fractional share of our Common Stock. Such capital gain or loss should be long term capital gain or loss if the U.S. Holder’s holding period for our Common Stock surrendered exceeded one year at the Effective Time.

Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our Common Stock pursuant to the reverse stock split in the case of certain U.S. Holders. In addition, U.S. Holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Non-U.S. Holders who exchange shares of our Common Stock pursuant to the reverse stock split generally should be subject to tax in the manner described above under “U.S. Holders,” except that any capital gain realized by a Non-U.S. Holder as a result of receiving cash in lieu of a fractional share of our Common Stock generally should not be subject to U.S. federal income or withholding tax unless:

•	the Non-U.S. Holder is an individual who holds our Common Stock as a capital asset, is present in the U.S. for 183 days or more during the taxable year of the reverse stock split and meets certain other conditions;

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if certain income tax treaties apply, is attributable to a Non-U.S. Holder’s permanent establishment in the U.S.); or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the Effective Time, or the period that the Non-U.S. Holder held the shares of our Common Stock.

We do not believe that we have been, currently are, or will become, a United States real property holding corporation.

Individual Non-U.S. Holders who are subject to U.S. federal income tax because they are present in the United States for 183 days or more during the year of the reverse stock split will be taxed on their gain (including gain from the sale of shares of our common stock and net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year) at a flat rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Other Non-U.S. Holders subject to U.S. federal income tax with respect to gain recognized as a result of receiving cash in lieu of a fractional share of Common Stock generally will be taxed on such gain in the same manner as if they were U.S. Holders and, in the case of foreign corporations, may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Information Reporting and Backup Withholding.  In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our Common Stock to a Non-U.S. Holder pursuant to the reverse stock split if the Non-U.S. Holder certifies under penalties of perjury that it is a Non-U.S. Holder and neither we nor the transfer agent has actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a Non-U.S. Holder in lieu of a fractional share of our Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE MARSHALL EDWARDS BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT THE 1-FOR-10 REVERSE SPLIT RATIO.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF MARSHALL EDWARDS

The following table sets forth information with respect to the beneficial ownership of shares of the Company’s Common Stock as of February   , 2010 by (i) each person known to beneficially own more than 5% of the Company’s Common Stock, (ii) each of the Company’s officers’ and directors’ and (iii) the Company’s officers and directors as a group.

Beneficial Owners	Beneficial Ownership	Beneficially Owned**

Novogen(1)	52,408,295	71.3%
OppenheimerFunds, Inc.(2)	8,167,731	11.0%
Oppenheimer International Growth Fund(3)	4,965,704	6.8%
Josiah T. Austin(4)	4,611,843	6.2%
El Coronado Holdings, L.L.C.(5)	4,603,843	6.2%
Philip Johnston(6)	10,000	*
Bryan Williams(7)	5,000	*
Paul Nestel(8)	4,000	*
William D. Rueckert(9)	20,849	*
Leah Cann	0	*
David R. Seaton(10)	5,000	*
All directors and executive officers as a group (6 individuals)	49,849	*

*	Less than 1%

**	Based upon 73,463,233 shares of the Company’s Common Stock outstanding as of February , 2010. Shares of Common Stock subject to warrants that are currently exercisable or exercisable within 60 days of February , 2010 are deemed outstanding in addition to 73,463,233 shares of Common Stock outstanding as of February , 2010 for purposes of computing the percentage ownership of the person holding the warrants but are not deemed exercisable for computing the percentage ownership of any other person.

(1)	Derived from a Schedule 13D filed on August 7, 2008 by Novogen. Novogen is the beneficial owner of 52,408,295 shares of Common Stock. The business address of Novogen is 140 Wicks Road, North Ryde, New South Wales 2113, Australia.

(2)	Derived from Amendment No. 4 to Schedule 13D filed by Oppenheimer Funds, Inc. on February 3, 2010. Oppenheimer Funds, Inc., an investment advisor, is the beneficial owner of 8,167,731 shares of Common Stock, which includes shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of February , 2010. OppenheimerFunds, Inc. exercises shared voting and investment control with respect to the shares. The business address of Oppenheimer Funds, Inc. is Two World Financial Center, 225 Liberty Street, New York, New York 10281.

(3)	Derived from Amendment No. 4 to Schedule 13D filed by Oppenheimer International Growth Fund on February 3, 2010. Oppenheimer International Growth Fund is the beneficial owner of 4,965,704 shares of Common Stock, which includes shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of February , 2010. Oppenheimer International Growth Fund exercises shared voting and investment control with respect to the shares. The business address of Oppenheimer International Growth Fund is 6803 S. Tuscon Way, Centennial, Colorado 80122.

(4)	Derived from Schedule 13D filed by Josiah T. Austin on November 13, 2007. Mr. Austin is the beneficial owner of 4,611,843 shares of Common Stock, which includes 805,000 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of October 15, 2009. Mr. Austin shares voting and investment control with respect to 4,603,843 of the shares. Mr. Austin’s business address is 4673 Christopher Place, Dallas, Texas 75204.

(5)	Based upon information provided to us by El Coronado Holdings, L.L.C. (“El Coronado”). El Coronado is the beneficial owner of 4,603,843 shares of Common Stock, which includes 805,000 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of October 15, 2009. El Coronado shares voting and investment control with respect to the shares. Josiah T. Austin is the sole managing member of El Coronado. The business address of El Coronado is 4673 Christopher Place, Dallas, Texas 75204.

(6)	Philip A. Johnston is the beneficial owner of 10,000 shares of Common Stock which are held in the name of Qualcare Management Pty Ltd AFT The Johnston Superannuation Fund. Mr. Johnston exercises shared voting and sole investment control with respect to the shares. Mr. Johnston’s business address is c/o Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales 2113 Australia.

(7)	Professor Bryan Williams is the beneficial owner of 5,000 shares of Common Stock. Professor Williams exercises sole voting and investment control with respect to the shares. Mr. Williams’ business address is c/o Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales 2113, Australia.

(8)	Professor Paul Nestel is the beneficial owner of 4,000 shares of Common Stock. Professor Nestel exercises sole voting and investment control with respect to the shares. Professor Nestel’s business address is c/o Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales 2113, Australia.

(9)	William D. Rueckert is the beneficial owner of 20,849 shares of Common Stock. Mr. Rueckert exercises sole voting and investment control with respect to the shares. Mr. Rueckert’s business address is c/o Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales 2113, Australia.

(10)	David R. Seaton is the beneficial owner of 5,000 shares of Common Stock. Mr. Seaton exercises sole voting and investment control with respect to the shares. Mr. Seaton’s business address is c/o Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales 2113, Australia.

FUTURE MARSHALL EDWARDS STOCKHOLDER PROPOSAL

Whether or not the amendment to our Certificate of Incorporation is approved, we will hold our regular annual meeting of stockholders in 2010. Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in next year’s proxy statement, must submit such proposals in writing addressed to the Company’s Secretary and such proposals must be received at the Company’s executive offices at 140 Wicks Road, North Ryde Sydney NSW Australia 2113 no later than the close of business on June 26, 2010. Stockholder proposals for presentation at next year’s annual meeting which are not submitted in accordance with Rule 14a-8, will be considered untimely if such proposals are not received by the Company’s Secretary by the close of business on September 9, 2010.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Company may satisfy SEC rules regarding delivery of proxy statements by delivering a single proxy statement to an address shared by two or more Company stockholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement, as requested, to a stockholder at a shared address to which a single copy of the document was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement either now or in the future, please contact Computershare Investor Services LLC at P.O. Box A3504, Chicago, Illinois 60690-3504 or by telephone at (312) 360-5494. If your Common Stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement either now or in the future, please contact such broker or bank.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our intent to solicit approval of Proposal No. 1 to effect a reverse stock split, the timing of the reverse stock split, the potential benefits of a reverse stock split, including but not limited to increased investor interest, continued listing on Nasdaq and the potential for a higher stock price and the timing and effects of the proposed amendment to our Restated Certificate of Incorporation . These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies. Such statements reflect the current views and assumptions of the company, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include, but are not limited to, risks relating to the volatility of our stock price and general market and economic conditions.

We undertake no obligation to update or revise the forward-looking statements included in this proxy statement, whether as a result of new information, future events or otherwise, after the date of this Proxy Statement. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences are discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, which we filed with the SEC on September 1, 2009, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which we filed with the SEC on November 12, 2009. These documents are available on the SEC’s website at www.sec.gov.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document. We incorporate by reference our Annual Report on Form 10-K for the fiscal year ended

June 30, 2009, which we filed with the SEC on September 1, 2009, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which we filed with the SEC on November 12, 2009, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

OTHER MATTERS

We have not received notice of any other matters to be proposed at the Special Meeting. Consequently, the only matters expected to be acted on at the Special Meeting are those described in this Proxy Statement, along with any necessary procedural matters related to the Special Meeting. As to procedural matters, or any other matters that are determined to be properly brought before the Special Meeting calling for a vote of the stockholders, it is the intention of the persons named in the accompanying proxy, unless otherwise directed in that proxy, to vote on those matters in accordance with their best judgment.

ANNEX A

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
MARSHALL EDWARDS, INC.

Pursuant to Sections 228 and 242 of
the General Corporation Law of the
State of Delaware

MARSHALL EDWARDS, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:  Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation, each ten (10) shares of the Corporation’s common stock, par value $0.00000002 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests, upon receipt by the Corporation’s transfer agent of the stockholder’s properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares of Common Stock following the aggregation and sale by the Corporation’s transfer agent of all fractional shares of Common Stock otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

SECOND:  This Certificate of Amendment shall become effective as of March   , 2010 at 1:00 p.m. Pacific Time.

THIRD:  This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. A special meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on March 29, 2010, at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the           day of March   , 2010.

MARSHALL EDWARDS, INC.

By:	/s/ David R. Seaton
Name: David R. Seaton
Title:  Acting Chief Executive Officer
       and Chief Financial Officer

A-2

SPECIAL MEETING OF STOCKHOLDERS OF

MARSHALL EDWARDS, INC.

March 29, 2010

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1.

	FOR	AGAINST	ABSTAIN

1. Approval of the amendment of our restated certificate of incorporation to effect a reverse stock split of our Common Stock at the 1-for-10 reverse split ratio.	☐	☐	☐

Please mark, sign, date, and return this voting instruction card promptly in the enclosed postage paid envelope. If you receive more than one proxy card please vote with respect to each card you receive.

MAJORITY PROXY

MARSHALL EDWARDS, INC.
FOR SPECIAL MEETING OF STOCKHOLDERS — March 29, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David Seaton and Leah Cann, or any one of them, as proxies with full power of substitution, to vote all shares of stock of Marshall Edwards, Inc. (the “Company”), as set forth below, that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the offices of Morgan Lewis & Bockius, One Market, Spear Street Tower, San Francisco, California 94105 at 1:00 p.m., Pacific Time, on March 29, 2010, and at any adjournments or postponements thereof. If applicable the proxy shall also govern the voting of stock held for the account of the undersigned in the Company’s Stock Plan, or any applicable employee benefit plan.

The Company provides its proxy solicitation materials, including notices to stockholders of special meetings and proxy statements, over the Internet. If you give your consent to access these documents over the Internet, the Company will advise you when these documents become available on the Internet. Providing these documents over the Internet will reduce the Company’s printing and postage costs. Once you give your consent, it will remain in effect until you notify the Company that you wish to resume mail delivery of the proxy statement. Even though you give your consent, you still have the right at any time to request copies of these documents.

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED, OR, IF NO SPECIFICATIONS ARE MADE, WILL BE VOTED FOR PROPOSAL NO. 1. PROXIES WILL VOTE IN ACCORDANCE WITH THEIR JUDGMENT IN CONNECTION WITH THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT FURNISHED HEREWITH, AND HEREBY CONFIRMS THAT THIS PROXY SHALL BE VALID AND MAY BE VOTED WHETHER OR NOT THE STOCKHOLDER’S NAME IS SET FORTH BELOW OR A SEAL IS AFFIXED OR THE DESCRIPTION, AUTHORITY OR CAPACITY OF THE PERSON SIGNING IS GIVEN OR OTHER DEFECT OF SIGNATURE EXISTS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.